Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Biodel Inc.

Danbury, CT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 19, 2014, relating to the consolidated financial statements of Biodel Inc. which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

New York, New York

April 2, 2015